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                                                                   EXHIBIT 5.1


                        [Letterhead of Kirkland & Ellis]


                                 August 6, 1999

Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

                  Re:      Dura Automotive Systems, Inc.
                           Registration Statement on Form S-1
                           Registration No. 333-82703
                           ----------------------------------

Ladies and Gentlemen:

                  We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with the proposed registration by the Company of 152,401 shares (the "SHARES") of its Class A Common Stock, par value $.01 per share, issuable upon the exercise of certain outstanding warrants (the "WARRANTS") pursuant to a Registration Statement on Form S-1 (Registration No. 333-82703), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT"). The Warrants were issued on April 3, 1996 by Excel Industries, Inc. ("EXCEL") pursuant to a Warrant Grant and Registration Rights Agreement (the "WARRANT AGREEMENT"). The Company assumed all of Excel=s obligations under the Warrant Agreement in connection with its acquisition of Excel, which was completed on March 23, 1999.

                  We have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.


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                                KIRKLAND & ELLIS

Dura Automotive Systems, Inc.
August 6, 1999
Page 2


                  As of the date of this opinion, the Board of Directors of the Company has taken action to approve the issuance of the Shares in accordance with the terms of the Warrant Agreement.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that, in our opinion, the Shares have been duly authorized for issuance, and, when the Registration Statement becomes effective under the Act, the Shares have been issued in accordance with the terms of the Warrant Agreement upon receipt of the consideration contemplated thereby, and certificates representing the Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's Transfer Agent/Registrar, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

                  We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal law of the United States of America. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                 Very truly yours,

                                 /s/ Kirkland & Ellis

                                 KIRKLAND & ELLIS